AMERITECH CORPORATE RESOURCE

                     SEVERANCE PAY TRUST



 (As Amended and Restated Effective As of December 1, 1997 )
                      TABLE OF CONTENTS

     SECTION                                 PAGE

           1   Establishment, Name and Administration   1
          1.1  Name                                     1
          1.2  Definitions                              2
          1.3  Plan                                     2
          1.4  Plan and Trust Administration            2
          1.5  Change in Control                        2
          1.6  Trust Contributions                      4
          1.7  Minimum Funding Amount                   5

           2   Management and Control of Trust Fund Assets 5
          2.1  The Trust Fund                           5
          2.2  Investment Guidelines and Investment Funds  6
          2.3  Proxies                                  6
          2.4  Exercise of Trustee's Duties             6
          2.5  General Powers                           6
          2.6  Administrative Powers                   12

           3   Appointment of Investment Managers      13
          3.1  Investment Managers                     13
          3.2  Investment Manager Account Cash         13
          3.3  Directions                              14
          3.4  Notice                                  14

           4   Establishment of Company Investment Account 14
          4.1  Company Investment Accounts             14

           5   Accounting and Distribution of Trust Assets 15
          5.1  Common Fund                             15
          5.2  Trustee Records and Accounts            15
          5.3  Benefit Payments                        16
          5.4  Withdrawals                             17

           6   Trustee Compensation and Expenses       17
          6.1  Compensation and Expenses               17

           7   Indemnification of Trustee              18
          7.1  Indemnification of Trustee              18




                      TABLE OF CONTENTS

     SECTION                                 PAGE


           8   Trust Fund Assets                      19
          8.1  Reversions to the Company and the
                  Subsidiaries                        19
          8.2  Claims of Creditors                    19
          8.3  Claims of Participants                 20

           9   Adoption by Subsidiaries               20
          9.1  Adoption by and Definition of Subsidiaries 20

           10  Tax Matters                            21
          10.1 Nature of Trust                        21
          10.2 Federal and State Reporting Requirements   21
          10.3 Tax Matters                            21

           11  Change of Trustee                      21
          11.1 Resignation                            21
          11.2 Removal of Trustee                     22
          11.3 Duties of Resigning or Removed Trustee
                  and of Successor Trustee            22
          11.4 Additional Trustees                    23

           12  Amendment, Revocation and Termination  23
          12.1 Amendment and Revocation               23
          12.2 Termination                            24

           13  Miscellaneous                          24
          13.1 Disagreement as to Acts                24
          13.2 Persons Dealing with Trustee           24
          13.3 Evidence                               24
          13.4 Waiver of Notice                       24
          13.5 Counterparts                           24
          13.6 Governing Laws                         24
          13.7 Successors, Etc.                       25
          13.8 Service of Legal Process               25
          13.9 Severability                           25
          13.10     Gender and Numbers                25
          13.11     Headings                          25
          13.12     Action by Company and Subsidiaries 25
          13.13     Nonalienation of Benefits         25


                AMERITECH CORPORATE RESOURCE
                     SEVERANCE PAY TRUST

 (As Amended and Restated Effective as of December 1, 1997)


     THIS TRUST AGREEMENT, made this _____ day of __________, 1997, by Ameritech Corporation, a Delaware corporation (the "Company") on behalf of itself and such of its subsidiaries and affiliates which have employees and former employees who may receive benefits from the Trust
(the "Subsidiaries"), and State Street Bank and Trust
Company, a trust company organized under the laws of the Commonwealth of Massachusetts, as trustee (the "Trustee"),

                      WITNESSETH THAT:

     WHEREAS, the Company maintains the Ameritech Corporate Resource Severance Pay Plan (the "Plan") to promote the long term financial interests of the Company and its shareholders by (i) providing the executives of the Company and its Subsidiaries with assurances of fair and equitable treatment as well as severance benefits consistent with competitive practices in the event of certain changes in control of the Company and (ii) reducing the risk of departures and distractions of key executives in a change in control situation which would be detrimental to the Company and its shareholders; and

     WHEREAS, since effective as of January 1, 1989, the Company and the Subsidiaries have maintained a grantor trust (as described in section 671 of the Internal Revenue Code of 1986, as amended (the "Code")) to provide for the payment of certain benefits under the Plan; and

     WHEREAS, the Company and the Subsidiaries now wish to amend and restate this Trust in its entirety effective as of December
1, 1997; and

     NOW, THEREFORE, in consideration of the provisions and mutual covenants in this Trust, it is agreed by and between the Company on behalf of itself and the Subsidiaries and the Trustee as follows:

Section 1.     Establishment, Name and Administration

     1.1 Name. The Company and the Trustee hereby amend and restate in its entirety the Ameritech Corporate Resource
Severance Pay Trust, formerly known as the Ameritech Senior
Management Severance Pay Trust, (the or this "Trust") effective as of December 1, 1997.

     1.2 Definitions. Unless the context clearly requires otherwise, any word, term or phrase used in the Trust shall have the same meaning as is assigned to it under the terms of the Plan.

     1.3 Plan. Subject to the provisions of Section 8, the Trust has been established to provide for the payment of benefits after a Change in Control (as defined herein) to persons entitled thereto (the "Participants" or
"Participant") under the terms of the Plan.   The Secretary
of the Company shall deliver to the Trustee a certified or executed copy of the Plan and of any amendments thereto for convenience of reference, but the rights, powers and duties of the Trustee shall be governed solely by the terms of this Trust. A payment under the Trust to a Participant shall, for purposes of the Plan, be deemed a payment under the Plan by the Company or the Subsidiary responsible for such payment under the Plan.

     1.4 Plan and Trust Administration. Except as otherwise provided in subsection 2.2, all directions to the Trustee under this Trust shall be made by the Compensation Committee of the Company's Board of Directors (the "Committee"), and all notices from the Trustee shall be made to the Committee. The Secretary of the Company will certify the names of the members and provide the Trustee with a specimen signature of each member of the Committee. The Trustee may rely on the latest certificate without further inquiry or verification. The Committee shall act by a majority of its then members, by meeting or by writing (either a single document or concurrent documents) signed without meeting. The certificate of a majority of the members of the Committee that it has taken or authorized any action shall be conclusive in favor of any person relying on the certificate. A Committee member may delegate any of his rights, powers or duties with respect to the Trust to any other Committee member who accepts such delegation, provided that written evidence of the delegation and acceptance are filed with the Trustee. Further, as used in this Trust, the terms "Company", "Committee" or "Asset Management Committee" ("AMC") shall include, where appropriate, any applicable subcommittee or duly authorized delegate of the Company, the Committee or the AMC, as the case may be. Such duly authorized delegate may be an individual or organization within the Company, the Committee or the AMC, or may be an unrelated third party, individual or organization.

     1.5 Change in Control. For purposes of the Trust, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

          (a)  any "person" (as such term is used in
               Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this subparagraph (a) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

          (b) a tender offer is made for the stock of the Company, and one of the following occurs:

               (i)  the person making the offer owns or has
                    accepted for payment stock of the
                    Company representing 20% or more of the
                    total voting power of the Company's then outstanding stock; or

               (ii) three business days before the offer is
                    to terminate (unless the offer is
                    withdrawn first) such person could own,
                    by the terms of the offer plus any
                    shares owned by such person, stock
                    representing 50% or more of the total
                    voting power of the Company's
                    outstanding stock when the offer
                    terminates,

               provided, however, that this subparagraph (b) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

          (c)  during any period of twelve consecutive
               months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new Director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or

          (d) the stockholders of the Company approve a merger or consolidation of the Company with, or a sale of all or substantially all of the Company's assets to, any other company other than:

                (i) a merger or consolidation which would
                    result in the Company's voting stock
                    outstanding immediately prior thereto
                    continuing to represent (either by
                    remaining outstanding or by being
                    converted into voting stock of the
                    surviving entity) more than fifty-five
                    percent (55%) of the combined voting
                    power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

               (ii) a merger or consolidation which would
                    result in the directors of the Company
                    who were directors immediately prior
                    thereto continuing to constitute at
                    least a majority of the directors of the surviving entity immediately after such merger or consolidation.

For purposes of subparagraph (d) above, the phrase "surviving entity" shall mean only an entity in which all of the Company's stockholders who are stockholders immediately before the merger or consolidation (other than stockholders exercising dissenter rights) become stockholders by the terms of the merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraph (a) or subparagraph (d) above, or
(B) any director who was not a director at the beginning of the twelve-consecutive-month period preceding the date of such merger or consolidation, unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the directors who were directors before the beginning of such period. The Secretary of the Company shall promptly notify the Trustee of the occurrence of a Change in Control and the circumstances described in subparagraphs (a), (b), (c) or (d) of this subsection 1.5 under which there is a Change in Control.

     1.6 Trust Contributions. The Company has contributed $10,000 to the Trustee. No additional contributions shall be required of the Company or any Subsidiary prior to a Change in Control. The Company and the Subsidiaries, however, at any time and from time to time, may contribute amounts to the Trustee to be held, invested and distributed in accordance with the provisions of this Trust. As soon as possible, but no later than three business days, after a Change in Control, the Company shall contribute an amount to the Trust which is no less than the most recent Minimum Funding Amount (as defined in subsection 1.7) certified by the Committee to the Trustee. As soon as possible, but no later than three business days, after each subsequent Minimum Funding Amount is certified to the Trustee, the Company shall make an additional contribution of such subsequent Minimum Funding Amount to the Trust. Each Subsidiary shall reimburse the Company for each Minimum Funding Amount which is contributed to the Trust by the Company but is attributable to the potential liabilities of the Subsidiary under the Plan. After a Change in Control has occurred, if the Company fails to make a timely contribution to the Trust of any Minimum Funding Amount, the Trustee shall be obligated to commence legal action to compel the Company to make the contributions required by this subsection 1.6 unless the Company is Insolvent (as defined in subsection 8.2).

     1.7  Minimum Funding Amount.  The "Minimum Funding
Amount" as of any date means the amount determined as follows:

          (a)  the maximum potential liability of the
               Company and each Subsidiary with respect to the Plan determined as of that date in accordance with the following provisions of this subsection 1.7,

                         REDUCED BY

          (b)  the assets of the Trust Fund, if any,
               credited as of that date in accordance with the provisions of Section 5.

The maximum potential liability of the Company and each Subsidiary with respect to the Plan shall be determined and certified as of the last day of each third calendar year, or of any interim calendar year in which changes to the compensation and/or benefit plans of eligible current or former employees would significantly affect the maximum potential liability as determined by the Secretary of the Committee, by an independent actuary (who shall be a Fellow of the Society of Actuaries selected by the Committee) on the basis of the employment period and earnings prior to that date of each individual who is participating in the Plan on that date and on the basis of the assumptions, if any, set forth with respect to that Plan on Schedule A and such actuarial assumptions as the actuary deems reasonable; provided, however, that after a Change in Control such actuarial assumptions shall not be changed, if the change would reduce the maximum potential liability for the Plan from the amount that would be determined as of the date of such change using the actuarial assumptions which were utilized for the last determination of the Minimum Funding Amount which was certified to the Trustee prior to the Change in Control. No later than sixty days after the end of each such third or interim calendar year, the Committee shall certify to the Trustee the amount of the maximum potential liability with respect to the Plan and the Minimum Funding Amount and shall furnish the Trustee with a copy of the applicable certificates of the actuary. In any year in which a calculation of the maximum potential liability is not required pursuant to the preceding sentences, the maximum potential liability shall be determined by using the prior year's maximum potential liability adjusted by a factor approved by the Committee. No later than sixty days after the end of any such calendar year, the Committee shall certify to the Trustee the amount of the adjusted maximum potential liability and the Minimum Funding Amount, as determined in accordance with the preceding sentence.

Section 2.     Management and Control of Trust Fund Assets

     2.1 The Trust Fund. The term "Trust Fund" means all property of any kind held by the Trustee from time to time pursuant to this Trust.

     2.2 Investment Guidelines and Investment Funds. Prior to a Change in Control, the Company's Asset Management Committee ("AMC") shall have the power to direct the Trustee with respect to the investment, retention, disposition and reinvestment of the Trust Fund other than the assets attributable to the Company or any Subsidiary after the date on which the Company or such Subsidiary becomes Insolvent. The AMC shall exercise such discretion with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Anything in this Trust to the contrary notwithstanding, after a Change in Control, the Trustee shall invest the Trust Fund, directly or through a trust or fund described in subsection 2.5(p), in short-term, fixed income investments, including, but not limited to, United States Treasury Bills, commercial paper, broker's acceptances and certificates of deposit.

     2.3  Proxies.  On behalf of itself and the
Subsidiaries, the Company may, from time to time, direct the Trustee with respect to the handling and voting of proxies for all or any portion of the securities held in the Trust Fund, in which case the Trustee shall vote such proxies solely in accordance with the directions of the Company, notwithstanding the provisions of subsections 2.5(e) and 3.1.

     2.4 Exercise of Trustee's Duties. Subject to the provisions of Section 8, the Trustee shall discharge its duties hereunder solely in the interest of the Participants and other persons entitled to benefits under the Plan, and:

          (a)  for the exclusive purpose of:

               (i)  providing benefits to or on account of
                    the Participants and other persons
                    entitled thereto under the Plan; and

               (ii) defraying the reasonable expenses of
                    administering the Trust; and

          (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     2.5 General Powers. Subject to the provisions of subsection 2.2 and subsection 2.4 and Sections 3 and 4, with respect to the Trust Fund, the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this Trust or by law:

          (a) to receive and hold all contributions paid to it by the Company or any Subsidiary; provided, however, that, except as otherwise provided in subsection 1.6, the Trustee shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the Plan.

          (b) to apply for, pay premiums on and maintain in force on the lives of Participants individual or group ordinary, term or universal life insurance policies for the benefit of the Participants on whose lives the policies are issued; to acquire such a policy from the Company or a Subsidiary or from the Participant on whose life the policy is issued, but only if the Trustee pays, transfers or otherwise exchanges for the policy no more than the cash surrender value of the policy and the policy is not subject to a mortgage or similar lien which the Trustee would be required to assume; to dispose of any such policy including a disposition to the Company or a Subsidiary or Participant, provided that, upon such disposition, the Trustee receives an amount which is not less than the cash surrender value of the policy; and to have with respect to such policies all of the rights, powers, options, privileges and benefits usually comprised in the term "incidents of ownership" and normally vested in an insured or owner of such policies.

          (c) To invest the Trust Fund in bonds, notes, debentures, certificates or other governmental, corporate, partnership, trust or personal obligations or evidences of indebtedness, mortgages, equipment trust certificates, certificates of deposit, money market securities, investment trust certificates, forward contracts, options, index options, warrants, rights, shares in mutual funds, commodities, derivative securities or instruments, futures contracts, preferred or common stocks (including securities of the Company), insurance and annuity contracts, investment contracts or other investment arrangements with insurance companies, banks or other financial institutions, common, group or collective trust funds, partnerships, shares of limited liability companies or in such other property, real or personal or any interest therein.

           (d) To purchase, retain, manage, sell, contract to purchase or sell, grant options to purchase or sell, convert, redeem, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, (including selling short securities, futures, derivatives or other similar investments) on such terms and conditions as appropriate, and no person dealing with the Trustee shall be required to see to the application of any money or property delivered to the Trustee or to inquire into the validity or propriety of any transaction with the Trustee; and to acquire, hold or dispose of property, real or personal, in any form or manner including, without limitation, directly or indirectly through general or limited partnerships, corporations, trusts, participating or convertible mortgages or any other form.

          (e) Subject to the provisions of subsection 2.3, to have and exercise, with respect to the Trust Fund, all of the rights of an individual owner, including but not limited to the power to give proxies, to participate or oppose participation in voting trusts, mergers, consolidations, foreclosures, reorganizations or liquidations, to tender securities pursuant to tender offers, to exercise, buy or sell any stock subscription or conversion rights or privileges available in connection with any securities or other property and to deposit any property with any protective, reorganization or similar committee or with depositories designated thereby, to delegate power thereto, and to pay or agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited.

          (f) To hold any securities or other property in the name of the Trustee or its nominee, or in such form as appropriate, with or without disclosing the trust relationship and to hold any securities in bearer form.

          (g) To engage in the lending of securities to banks, broker-dealers and other borrowers pursuant to any applicable regulatory authority and in accordance with a written agreement entered into with the Company containing any guidelines and directions provided by the Company, and to receive and invest collateral provided by the borrower.

          (h)  To deposit securities with a clearing
               corporation as defined in Article 8 of the Massachusetts Uniform Commercial Code and to deposit or pledge securities or other property with any broker-dealer or other person (including the Trustee). The certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached. Utilization of a book-entry system may be made for the transfer or pledge of securities held by the Trustee or by a clearing corporation. The Trustee shall at all times, however, maintain a separate and distinct record of the securities owned by the Trust Fund.

          (i) To participate in and use the Federal Book-entry Account System, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

          (j) To purchase, sell, hold and generally deal in any manner in and with interest rate, stock index, commodity, currency or other futures contracts and to close any open futures contracts positions prior to or in the contract's delivery month.

          (k) To grant, purchase, sell, exercise, permit to exercise, permit to be held in escrow and otherwise to acquire, dispose of, hold and generally deal in any manner with or in all forms of options, including index options and over-the-counter options, in any combination.

          (l) To enter into and engage in any form of swap transaction.

          (m) To purchase, sell and otherwise acquire, dispose of, hold and generally deal in any manner with or in domestic or international currency or currency contracts, including transactions entered into with the Trustee, its agents or sub-custodians.

          (n) To manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options or easements with respect to, or otherwise deal with real property or any interest therein.

          (o) To renew or extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or to any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable for the protection of the Trust or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies with respect to any such mortgage or guarantee.

          (p) To invest all or any portion of the assets of the Trust Fund in any collective, combined, common or group investment trust or fund, including any such trust or fund maintained by the Trustee.

          (q) Subject to such directions as the Company provides (which may be either standing directions in the form of a written agreement with the Trustee or a separate letter of direction) to retain or invest any reasonable portion of the Trust Fund (including cash balances held from time to time as part of an Investment Manager or Company Investment Account as described in Sections 3 and 4) in cash or cash equivalents (pending other investment, reinvestment or payment of expenses or benefits), including, but not limited to, savings accounts, certificates of deposit, repurchase agreements (including savings accounts, certificates of deposit and repurchase agreements with the Trustee in its banking capacity or its affiliates, so long as such investments bear a reasonable rate of interest), United States Treasury bills, commercial paper and similar types of securities and any collective trust or mutual fund maintained by the Trustee for the management of cash or cash equivalents; and to sell any such cash equivalent instruments.

          (r) To borrow money to cover any overdraft; to borrow or lend money or otherwise extend credit from time to time, with or without security, from or to any legally permissible source in the best interest of the Trust Fund; to mortgage, encumber or pledge any part of the Trust Fund to secure repayment of any indebtedness resulting from such borrowing; to provide guarantees with respect to the extension of credit or other benefits by any entity; to assume liens on property acquired by the Trust and to acquire property subject to liens.

          (s)  To convert any monies into any currency
               through foreign exchange transactions (which may be effected with the Trustee or an affiliate of the Trustee).

          (t) To form corporations and limited liability companies and to create partnerships or trusts to acquire, dispose of or hold title to any securities or other property of the Trust.

          (u) To settle, compromise, contest, submit to arbitration or abandon any claims, debts, damages or demands by or against the Trust Fund; to commence, maintain or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; provided that the Trustee shall not settle, compromise or abandon any such matter without the Company's written consent.

          (v) To retain any funds or property subject to any dispute without liability for payment of interest to any third party, and to withhold payment or delivery thereof until final adjudication of the dispute by a court of competent jurisdiction.

          (w)  To make payments from the Trust Fund in
               accordance with subsection 5.3 and to pay out of or withhold from any benefit distributable from the Trust Fund any estate, inheritance, income or other tax, charge or assessment attributable thereto, subject to the provisions of subsection 6.1 and Section 10 and to require such release or other documents from any lawful taxing authority and such indemnity from the intended payee as may be necessary for the protection of the Trust, the Company, the Subsidiaries or the Trustee.

          (x)  To employ agents, experts, custodians
               (including but not limited to affiliates of the Trustee), sub-custodians and counsel
               (which may be counsel to the Company) and to delegate discretionary powers to, and reasonably rely upon information and advice furnished by, such agents, experts, custodians, sub-custodians and counsel.

          (y) To appoint trustees, sub-trustees, custodians or sub-custodians to hold title to property of the Trust in those jurisdictions in which the Trustee is not authorized to do business or as may otherwise be reasonable and necessary to carry out the purposes of the Trust and, subject to the provisions of this Trust, to define the scope of the responsibilities of each such trustee, sub-trustee, custodian and subcustodian.

          (z)  To grant powers of attorney to such
               individuals or organizations as may be
               necessary or appropriate.

          (aa) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment, and distribution of the Trust Fund or to carry out any of the foregoing powers and the purposes of the Trust.

The Trustee shall transmit promptly to the Company or an Investment Manager, as the case may be, all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other rights or powers relating to any of the securities in a Company Investment Account or an Investment Manager Account managed by the Company or such Investment Manager, which notices are received by the Trustee from its agents or custodians, from issuers of the securities in question and from the party (or its agents) extending such rights. On a monthly basis (or at such other periodic intervals as the Company and the Trustee may agree upon), the Trustee shall transmit to the Company a summary of information regarding all class actions or claim in insolvency proceedings received by the Trustee in the preceding month (or other agreed-upon period), regardless of whether the Company or an Investment Manager is responsible for the securities in the Company Investment Account or Investment Manager Account to which such actions or proceedings relate. The Company may from time to time direct the Trustee to cease transmitting such reports if the Company determines they are not necessary at that time. The Trustee shall have no obligation to determine the existence of any conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other right or power relating to any of the securities in the Trust Fund of which notice was given prior to the purchase of such securities by the Trust Fund, and shall have no obligation to exercise any such right or power unless the Trustee is informed of the existence of the right or power.

The Trustee shall not be liable for any untimely exercise or assertion of such rights or powers described in the subsection immediately above in connection with securities held in a Company Investment Account or an Investment Manager Account managed by the Company or an Investment Manager unless (i) the Trustee or its agents or custodians are in actual possession of such securities and (ii) the Trustee receives directions to exercise any such rights or powers from the Company or the Investment Manager, as the case may be, and both (i) and (ii) occur at least three business days prior to the date on which such rights or powers are to be exercised; provided, however, that the Trustee shall not be relieved from liability under this subsection for the untimely assertion of such rights or powers due to failure to timely receive direction with respect to any securities held in a Investment Manager Account for which the Trustee has been named the Investment Manager.

     2.6 Administrative Powers. Notwithstanding the appointment of an Investment Manager, the Trustee shall have the following powers and authority to be exercised in its sole discretion, with respect to the Trust Fund:

          (a)  To employ suitable agents, experts,
               custodians, sub-custodians and counsel.

          (b) To appoint ancillary trustees, sub-trustees, custodians or subcustodians to hold any portion of the assets of the Trust.

          (c)  To register any securities held by the
               Trustee hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation.

          (d) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.

          (e) Generally to do all ministerial acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable in carrying out its duties under this Trust.

Section 3.     Appointment of Investment Managers

     3.1 Investment Managers. Notwithstanding anything in this Trust to the contrary, the Company (or any organization or individual to whom the Company has delegated such authority) shall have the right from time to time to appoint or remove an individual, partnership or corporation (which may be a subsidiary of the Company or any other Subsidiary) as Investment Manager each of whom shall have the power to manage and to direct the Trustee with respect to the acquisition and disposal of assets constituting all or a portion of the Trust Fund, to be known as an "Investment Manager Account". Written notice of any such appointment and/or removal shall be given to the Trustee and the Investment Manager so appointed or removed. As long as an Investment Manager is acting, such Investment Manager shall direct the Trustee to invest and the Trustee shall invest the applicable Investment Manager Account (subject to the provisions of subsection 2.5(q)) in any property in which the Trustee could invest under this Trust. Subject to the provisions of the investment management agreement and subsection 2.5(q)), the Investment Manager of any Investment Manager Account shall have all of the investment powers and duties granted to or imposed on the Trustee under the provisions of subsection 2.5. Subject to the provisions of subsection 2.3, the Investment Manager shall have full authority and the responsibility to direct the Trustee with respect to the acquisition, retention, management, and disposition of all of the assets from time to time comprising the Investment Manager Account being managed by such Investment Manager and the voting of proxies thereon, and the Trustee shall have no duty or obligation to review the assets from time to time comprising such Investment Manager Account, to make recommendations with respect to the investment, reinvestment, or retention thereof, nor with respect to the voting of proxies thereon, except as would otherwise be required to meet the Trustee's obligations under the Trust, or any applicable law. At the request of the Trustee, an Investment Manager shall certify the value of any securities or other property held in the Investment Manager Account managed by the Investment Manager and the Trustee shall be entitled to incorporate such information in its reports. The Trustee shall inform the Company if the Trustee uses an Investment Manager's valuation for a particular security or other property.

     3.2 Investment Manager Account Cash. Pending receipt of directions from the Investment Manager, cash received by the Trustee from time to time for any Investment Manager
Account shall be fully invested in accordance with Company directions which may be either standing directions in the form of a written agreement with the Trustee or a separate letter of direction.

     3.3 Directions. Any direction given to the Trustee by an Investment Manager with respect to an Investment Manager Account shall either (1) be made in writing or via facsimile or other electronic communications as shall be agreed upon by the Investment Manager and the Trustee or (2) if oral, shall be confirmed in writing or via facsimile or other electronic communications as shall be agreed upon by the Investment Manager and the Trustee within a reasonable period. The Trustee may issue to an Investment Manager security codes or passwords in order that the Trustee may verify that certain transmissions of information, including directions or instructions have been originated by the Investment Manager. To the extent that directions or instructions using such security codes or passwords constitute proper directions, Trustee liability associated with such directions shall be governed by Section 7 of this Trust. Except as otherwise provided in this Trust, the Investment Manager of an Investment Manager Account shall have the power and authority, to be exercised in its sole discretion at any time and from time to time, to issue orders for the purchase or sale of securities directly to a broker. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager and the confirmation of each such order shall be confirmed to the Trustee by the broker. Unless otherwise directed by the Investment Manager, such notification shall be authority for the Trustee to pay for securities purchased or to deliver securities sold as the case may be. Upon the direction of the Investment Manager, the Trustee will execute and deliver appropriate trading authorizations, but no such authorization shall be deemed to increase the liability or responsibility of the Trustee under this Trust Agreement.

     3.4 Notice. The Trustee may assume that any Investment Manager Account previously established and the appointment of any Investment Manager for that account continues in force until receipt of written notice to the contrary from the Company. In addition, except as otherwise provided in Section 3.2, the Trustee shall have no responsibility to invest or manage any asset held in an Investment Manger Account (unless the Trustee has itself been appointed Investment Manager for such account as described below) until the Trustee is (1) notified by the Company in writing of the termination of the Investment Manager's authority over the assets of such account and (2) directed in writing to terminate the Investment Manager Account and to transfer the assets of such account to the Trustee's management as part of the Trust Fund pursuant to a separate, written agreement. In the event that the Trustee enters into such an agreement, it shall have the powers and duties of an Investment Manager with regard to such account, in addition to its powers and duties as Trustee.

Section 4.     Establishment of Company Investment Account

     4.1 Company Investment Accounts. The Company may, by writing filed with the Trustee, assume investment responsibility over any portion of the Trust Fund designated by it as a "Company Investment Account". In addition, during any time when there is no Investment Manager (including the Trustee if appointed as an Investment Manager ) appointed with respect to all or part of the Trust Fund, the Company shall direct the investment and reinvestment of all or such portion of the Trust Fund. With respect to assets of Company Investment Accounts over which the Company has assumed investment responsibility, the Company shall direct the Trustee to invest and the Trustee, shall invest the applicable Company Investment Account (subject to subsection 2.5(q)) in any property in which the Trustee could invest under this Trust. With respect to any Company Investment Account for which the Company has assumed investment responsibility, the Company shall have all of the investment powers and duties granted to or imposed on the Trustee under the provisions of subsection 2.5. The Company shall have full authority and the responsibility to direct the Trustee with respect to the acquisition, retention, management, and disposition of all of the assets from time to time comprising the Company Investment Account being managed by the Company and the voting of proxies thereon, and the Trustee shall have no duty or obligation to review the assets from time to time comprising such Company Investment Account, to make recommendations with respect to the investment, reinvestment or retention thereof nor with respect to the voting of proxies thereon, except as would otherwise be required to meet the Trustee's obligations under the Trust or any applicable law. The Company shall have the powers and duties with regard to the manner of giving direction to the Trustee which an Investment Manager would have under subsection 3.3 and the Trustee shall be protected to the same extent as if those directions came from an Investment Manager.

Section 5.     Accounting and Distribution of Trust Assets

     5.1 Common Fund. Subject to the following provisions of this subsection 5.1 and the provisions of subsection 8.2, the Trustee shall not be required to make any separate investment of the Trust Fund for the account of the Plan as applied to the Company or any Subsidiary and may administer and invest all contributions made to the Trustee as one Trust Fund. The Trustee shall establish and maintain records which reflect the portion of the Trust Fund attributable to the Company and each of the Subsidiaries. Such records shall be adjusted, as of the last day of each calendar year and at such other times as the Company shall direct, to reflect changes in the Trust Fund and in the Company's and each Subsidiary's portion of the Trust Fund. The Trustee shall establish, maintain and adjust such records based upon information provided by the Company on behalf of itself and the Subsidiaries; or, if the Company fails to provide such information, the Trustee shall establish, maintain and adjust such records based upon the information otherwise reasonably available to the Trustee and subject to the Company's review and confirmation of such information. The Trustee shall not be required to make any separate investment of the Trust Fund for the account of any creditor of the Company or any Subsidiary prior to receipt of directions to make payments to such creditor in accordance with subsection 8.2.

     5.2 Trustee Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions hereunder; and all accounts, books and records relating hereto shall be open at all reasonable times to inspection and audit by such person or persons as the Company may designate. The Trustee shall submit to the auditors for the Company or to anyone the Company designates, such valuations, reports or other information as they may reasonably require. The Trustee and the Company acknowledge that cooperation with such audits could exceed the scope of the usual Trustee services, in which case the Trustee shall be entitled to reasonable compensation and reimbursement of its reasonable expenses incurred in connection with such audits, as agreed to by the Company and the Trustee at that time. The Trustee shall establish and maintain for operational and accounting purposes such other accounts or records as the Company and the Trustee may from time to time agree upon .

Within ninety (90) days following the close of each calendar year (or following the close of such other period as may be agreed upon by the Trustee and the Company) and as often as may reasonably be requested by the Company and agreed to by the Trustee, the Trustee shall file with the Company a written account pursuant to guidelines provided by the Company and agreed to by the Trustee setting forth a description of all securities and other property purchased and sold, and all receipts, disbursements and other transactions effected by it upon its own authority or pursuant to the directions of any Investment Manager or the Company during such annual or shorter period, and showing the securities and other properties held at the end of such period, and their current value. Such securities and other property shall be valued at their market values, or if none, at their fair values as determined in good faith and pursuant to procedures established by the Trustee. Market values or fair values may be taken by the Trustee as of such times as the Trustee determines to be appropriate, and from such financial publications, pricing services, or other services or sources, including an Investment Manager, as the Trustee reasonably believes appropriate.

The Company may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within twelve months from the date upon which the accounting was delivered to the Company.

Upon the receipt of a written approval of the accounting, or upon the passage of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such account.

     5.3 Benefit Payments. Subject to the provisions of subsection 8.2, the Trustee shall make payments from the Trust Fund to Participants or other persons entitled to benefits under the Plan, in such manner, at such times and in such amounts as the Committee may certify to the Trustee, subject to the following:

          (a) If any payment directed to be made from the Trust Fund is not claimed, the Trustee shall notify the Committee of that fact within a reasonable time period and shall dispose of unclaimed distributions and take such further action as directed by the Committee.

          (b) If a benefit to which a Participant or other person is entitled under the terms of the Plan has not been paid when due (whether due to the failure of the Committee to notify the Trustee as required by this subsection or otherwise), then such individual may notify the Trustee thereof and request payment in writing. The Trustee shall notify the Committee within 10 days of the receipt of such payment request. If the Committee does not provide the Trustee with evidence satisfactory to the Trustee of the payment of any amount to which the individual is entitled within 30 days of the date the Trustee notifies the Committee of the payment request, subject to the provisions of subparagraph (c) below and the provisions of subsection 8.2, the Trustee shall make such payment to the individual and shall notify the Committee thereof.

          (c)  In no event shall the Trustee make any
               payment to or on account of a Participant or any other person to the extent that such payment would exceed the portion of the Trust Fund then attributable to the Company or the Subsidiary responsible for such payment under the Plan.

          (d) Any payment under the Trust shall be made in cash unless the Trustee is otherwise directed by the Committee.

     5.4  Withdrawals.   If a Change in Control within the
meaning of subsection 1.5(b)(ii) occurs but such event does not cause, and there does not otherwise occur within the immediately following 180-day period, a Change in Control within the meaning of subsections 1.5(a), 1.5(b)(i) or 1.5(c), the Trustee upon receipt of a written withdrawal request from the Company or any Subsidiary, shall make distribution from the Trust Fund to the Company or Subsidiary, as the case may be, in an amount not in excess of the portion of the Trust Fund attributable to the Company or such Subsidiary under subsection 5.1.

Section 6.     Trustee Compensation and Expenses

          6.1 Compensation and Expenses. The Trustee is authorized to pay from the Trust Fund such compensation and all reasonable and proper expenses, and charges (including fees of persons employed by the Trustee in accordance with subsection 2.5(x) and 2.5(y) and subsection 2.6(a) and 2.6(b) incurred in connection with the collection, administration, management, investment, protection and distribution of the Trust Fund as shall be agreed upon in writing by the Company and the Trustee and to the extent that they are not paid directly by the Company or any Subsidiary. In addition, the Trustee is authorized to pay from the Trust Fund any tax or assessment levied against the Trust Fund by any governmental authority. The Trustee shall notify the Company as soon as reasonably practicable (but in any event no later than five (5) business days) after the Trustee receives notice of such tax or assessment and shall provide the Company with such information as the Trustee has received concerning such tax or assessment. The Company may direct that the Trustee refrain from paying the tax or assessment for a period of up to 120 days (or, if longer, such period as may be available until such tax or assessment is due and payable under applicable law (the "Review Period")), during which time the Trustee will provide all reasonable assistance to the Company in determining the validity of such tax or assessment and will cooperate in all reasonable efforts to have the tax or assessment waived or mitigated if such tax or assessment is considered not to be owed by the Trust. At the end of such 120 days (or the Review Period), if the tax or assessment remains outstanding, the Trustee may pay the tax or assessment unless otherwise directed in writing by the Company, upon the advice of counsel satisfactory to both the Company and the Trustee. If the Trustee engages in the lending of securities or the investment of cash or cash equivalents pursuant to subsection 2.5(g) or 2.5(q), the Trustee's compensation shall include any additional compensation agreed to in writing by the Company and the Trustee with respect to such activities. In addition, the Trustee is authorized to pay from the Trust Fund all reasonable Investment Manager or investment advisor fees, legal fees, actuarial fees, accounting fees, and other reasonable administrative expenses of the Trust including Trust administration expenses incurred by the Company or any other Subsidiary at the direction of the Company, to the extent that they are not paid directly by the Company or any Subsidiary. To the extent that the foregoing expenses are paid directly by the Company or any Subsidiary, the Trustee shall reimburse the Company or such Subsidiary from the Trust Fund to the extent directed by the Company.

Section 7.     Indemnification of Trustee

     7.1 Indemnification of Trustee. To the extent not prohibited by applicable law, the Company agrees to indemnify the Trustee and hold it harmless, from any and all liability or expense (including any reasonable legal fees and reasonable expenses incurred by the Trustee in its defense if the Company fails to provide such defense or any reasonable legal fees and reasonable expenses incurred by the Trustee pursuant to subsection 7.1(a) below), which the Trustee may sustain by (a) bringing any legal action required pursuant to subsection 1.6, (b) following any proper direction of an Investment Manager, the Company, the Committee or the AMC made in accordance with this Trust or
(c) any failure to act in the absence of proper directions from an Investment Manager, the Company, the Committee or the AMC, provided that the Trustee's action or failure to act is otherwise consistent with its fiduciary obligations under any applicable law and the Trust, and provided further, that the Trustee shall not be indemnified if such liability or expense results from the Trustee's negligence or if the Trustee knowingly participates in, or knowingly undertakes to conceal an act or omission of such Investment Manager, the Company, the Committee, or the AMC, knowing such act or omission to be a breach. Anything in this Trust to the contrary notwithstanding, the preceding sentence shall not apply to the extent the Trustee is acting as an Investment Manager with respect to all or any portion of the Trust Fund. This Section shall survive the termination of the Trust or the resignation or removal of the Trustee with respect to liability or expense arising from events which occurred before the transfer of assets to a successor Trustee.

Section 8.     Trust Fund Assets

     8.1 Reversions to the Company and the Subsidiaries. Subject to the following provisions of this subsection 8.1 and the provisions of subsection 8.2, on and after the date on which the Trust becomes irrevocable under subsection 12.1, no part of the corpus or income of the Trust Fund shall revert to the Company or any Subsidiary or be used for, or diverted to, purposes other than the exclusive benefit of Participants or other persons entitled to benefits under the Plan; provided, however, that if any funds attributable to contributions of the Company or any Subsidiary (or earnings thereon) remain after the satisfaction of all liabilities of the Trust with respect to all Participants who were previously employed by, or are entitled to benefits by reason of being a survivor or beneficiary of an employee of, the Company or such Subsidiary such amounts shall be returned to the Company or such Subsidiary.

     8.2 Claims of Creditors. Notwithstanding any provision of this Trust, any property held in the Trust Fund shall be treated as an asset of the Company and the Subsidiaries and shall be subject to the claims of the general creditors of the Company and each Subsidiary to the extent of their respective interests under the Trust if such claims are not satisfied by payment from the other general assets of the Company or the Subsidiary, as the case may be, because of the Company's or Subsidiary's Insolvency (as described below). The Chairman of the Board of Directors and the Chief Executive Officer of the Company on behalf of the Company and/or any Subsidiary shall have a duty to notify the Trustee, in writing, of the Insolvency of the Company or such Subsidiary. In addition, if a person claiming to be creditor of the Company or a Subsidiary alleges in writing to the Trustee that the Company or such Subsidiary has become Insolvent, the Trustee shall determine whether the Company or such Subsidiary is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Plan Participants (or their beneficiaries) of the Company or such Subsidiary. Unless the Trustee has actual knowledge of the Company's or a Subsidiary's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company or a Subsidiary is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's or a Subsidiary's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's or a Subsidiary's solvency.

 If at any time the Trustee has determined that the Company or a Subsidiary is Insolvent, the Trustee shall discontinue payments to Plan Participants (or their beneficiaries) of the Company or such Subsidiary and shall hold the assets of the Trust equal to that portion of the Trust Fund attributable to the Company or such Subsidiary for the benefit of the Company's or such Subsidiary's general creditors. Nothing in this Trust shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of the Company or a Subsidiary with respect to benefits due under the Plan or otherwise. The Trustee shall resume the payment of benefits to the affected Plan Participants or their beneficiaries only after the Trustee has determined that the Company or such Subsidiary is not Insolvent (or is no longer Insolvent).

Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to this subsection 8.2 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Plan Participants or their beneficiaries by the Company or a Subsidiary in lieu of the payments provided for hereunder during any such period of discontinuance.

 The Company or any Subsidiary shall be considered as "Insolvent" (or in a condition of "Insolvency") for purposes of this Trust if it is (i) unable to pay its debts generally as they become due or (ii) engaged as a debtor in a proceeding under the Bankruptcy Code (11 U.S.C. 101 et seq.).

     8.3 Claims of Participants. Neither the Participants nor other persons entitled to benefits under the terms of the Plan nor the Plan shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust, or be entitled to any payment from the Trust, except to the extent that payment is due and unpaid, and all rights of a Participant (or such other person) created under the Plan and this Trust shall constitute unsecured contractual rights of the Participant (or such other person). It is intended that neither the Plan nor the Trust be subject to the provisions of part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"). To the extent the assets of the Trust are insufficient to pay all benefits of a Participant (or other person) when due, the Company and the Subsidiaries shall continue to be liable to the Participant (or other person) for such benefit payments in accordance with the terms of the Plan.

Section 9.     Adoption by Subsidiaries

     9.1 Adoption by and Definition of Subsidiaries. Any Subsidiary may join in this Trust by obtaining the written consent of the Company and providing notice to the Trustee. The term "Subsidiary" means (i) any corporation of which the Company owns at least 50% of the combined voting power of all classes of stock entitled to vote and which previously adopted or hereafter adopts the Plan and (ii) any affiliate, which means any corporation (other than a subsidiary described in (i) above) which would be a member of a controlled group of corporations with the Company under
Section 1563(a) of the Code which previously adopted or hereafter adopts the Plan.

Section 10.    Tax Matters

     10.1 Nature of Trust. This Trust is intended to constitute a grantor trust, as described in section 671 of the Code. The Company and the Subsidiaries agree that all income of the Trust is attributable to them as owners of the Trust assets for income tax purposes and will be income to the Company and the Subsidiaries. The Company and the Subsidiaries shall pay the Federal, state or local taxes on such Trust income or shall direct the Trustee to pay such taxes from Trust income based upon the information provided to the Company by the Trustee concerning such income in accordance with subsection 5.2.

     10.2 Federal and State Reporting Requirements. The Trustee shall withhold Federal, state and local taxes which are assessable on amounts paid to or on account of the Participants based upon direction provided to the Trustee by the Company, or such larger amounts as may be requested by the Participant, and shall transmit the amount withheld either (i) to the Company which shall deposit and report such amounts to the applicable taxing authority or (ii) to the applicable taxing authority at the direction of the Company. The Company and the Trustee shall furnish to the Participants all withholding and benefit payment information with respect to amounts transmitted by them to the applicable taxing authorities as soon as practicable after the end of each calendar year.

     10.3 Tax Matters. If the Internal Revenue Service determines that a Participant is subject to Federal income taxation on any amounts held in the Trust for his benefit in a calendar year prior to the calendar year in which he would otherwise receive such benefits, then as soon as practicable after its receipt of a copy of the applicable notice of deficiency issued by the Internal Revenue Service the Trustee shall distribute the amount of the benefits determined to be taxable to the Participant unless the Company or applicable Subsidiary provides satisfactory evidence to the Trustee that such benefits have previously been paid to the Participant under the Plan or that such Participant is not entitled to such benefits under the Plan.

Section 11.    Change of Trustee

     11.1 Resignation. The Trustee may resign at any time prior to a Change in Control by giving one hundred twenty
(120) days' advance written notice to the Company, the Committee and the Participants, provided that if the Trustee is resigning because it will no longer be providing trustee services to plans such as the Plan, the Trustee must give one hundred eighty (180) days advance written notice of such resignation to the Company, the Committee and the Participants. Prior to the effective date of any such resignation, the Company shall appoint a successor Trustee which is a corporation with not less than $5 billion in trust assets.

After a Change in Control has occurred, the Trustee may resign only after the first to occur of: (i) a final decision of a court of competent jurisdiction removing the Trustee by reason of such court's determination of the existence of a conflict of interest which prevents the Trustee from properly performing its duties hereunder; or
(ii) the third anniversary of the Change in Control. The Trustee agrees to use its best efforts to avoid any such conflict described in clause (i) above. For purposes of this subsection, the decision of a court shall not be deemed to be final unless the decision is not appealable, or no appeal has been taken from the decision and the time for an appeal has expired. Notwithstanding the foregoing provisions of this subsection, any such resignation pursuant to clauses (i) or (ii) above shall not be effective unless the Trustee has appointed and obtained the agreement of a corporation which is not affiliated with the Company and which has trust assets of not less than $5 billion to serve as successor trustee.

     11.2 Removal of Trustee.

          (a) Except as provided in subparagraph (b) of this subsection 11.2 below, the Committee may remove any Trustee by giving thirty (30) days advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee with not less than $5 billion in trust assets and of the successor Trustee's acceptance of the trusteeship;

          (b)  Anything in this Trust to the contrary
               notwithstanding, in the event of a Change in Control as defined in subsection 5.4, the Company, by action of its Board of Directors or of a person or persons designated by its Board of Directors, may remove any Trustee only with the consent of all of the Participants, by giving thirty (30) days' advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee with not less than $5 billion in trust assets and of the successor Trustee's acceptance of the trusteeship.

     11.3 Duties of Resigning or Removed Trustee and of Successor Trustee. Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor, without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee. In the event of the resignation or removal of the Trustee, the Trustee shall assign, transfer and pay over to the duly appointed successor Trustee the assets then constituting the Trust Fund, and only thereafter shall the resigning or removed Trustee be relieved of its duties and responsibilities as Trustee hereunder. Within ninety (90) days following the effective date of such resignation or removal, the resigned or removed Trustee shall furnish to the Company and the successor Trustee an account of its administration of the Trust from the date of its last account in accordance with the procedures described in subsection 5.2; provided, that if at such time current valuation information is not available for any individual or group of securities or other property, the Trustee shall use such values for this accounting as may then be available and, as soon as reasonably practicable after such current valuation information for such accounting period becomes available, shall provide the current values for that period to the Company and the successor Trustee. The Company and the successor Trustee may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within twelve months from the date upon which the account was delivered to the Company and the successor Trustee. Upon the receipt of a written approval of the account, or upon the passage of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be relieved and discharged as to all items, matters and things set forth in such account. Each successor Trustee shall have all the powers, rights and duties conferred by this Trust as if originally named Trustee. Except as otherwise provided under applicable law, neither the Trustee hereunder nor any successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

     11.4 Additional Trustees. The Committee shall have authority at any time and for any purpose, to designate additional trustees and to define the scope of authority for each. Each additional trustee appointed under this Trust shall signify its acceptance of trusteeship by an instrument executed and acknowledged by it and delivered to the Committee. If there are two or more trustees acting hereunder, the Committee may at any time direct that all or any portion of the Trust Fund and the accounts, books and records relating thereto shall be transferred from one trustee to another. Each trustee shall individually hold, administer, invest and keep invested the portion of the Trust Fund held by it from time to time upon the terms, conditions, and limitations set forth in this Trust, as though the Company had entered into a separate trust agreement with each trustee having the same terms and conditions as this Trust, and each trustee shall be subject to the same duties and responsibilities and shall have the same powers and rights with respect to the portion of the Trust Fund held by it as a single trustee would have with respect to the entire Trust and each trustee shall have no duties or responsibilities and shall have no powers or rights with respect to that portion of the Trust Fund not held by it but held by another trustee, except as otherwise provided under the Code or other applicable law. As used in this Trust, the term "Trustee" shall mean any one or more duly appointed trustees with respect to that portion of the Trust Fund held from time to time by each such trustee.

Section 12.    Amendment, Revocation and Termination

     12.1 Amendment and Revocation. The Company may amend or revoke this Trust, including Schedule A hereof, at any time prior to the earlier of a Change in Control or the date on which a tender offer which has not been negotiated and approved by the Company's Board of Directors is made for stock representing twenty percent or more of the total voting power of the Company's stock. This Trust, including Schedule A hereof, may be amended or revoked after a Change in Control or any such tender offer only with the consent of 75% of all employees and former employees who are currently or contingently entitled to benefits under the Plan. No amendment shall materially change the rights, duties and responsibilities of the Trustee without its consent.

Subject to the foregoing provisions of this subsection 12.1, the Company's Senior Vice President - Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resources matters, may, with the concurrence of the Company's Executive Vice President and General Counsel, or such other officer of the Company as may from time to time be primarily responsible for legal matters, make minor or administrative amendments to the Trust.

     12.2 Termination. Unless otherwise revoked in accordance with the provisions of subsection 12.1, this Trust shall continue in effect until such time as all of the assets of the Trust Fund have been distributed in accordance with the terms of this Trust. Upon termination of the Trust all of the provisions of the Trust as evidenced by this agreement nevertheless shall continue in effect until the Trust Fund has been distributed by the Trustee.

Section 13.    Miscellaneous

     13.1 Disagreement as to Acts. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

     13.2 Persons Dealing with Trustee. No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted to it under this Trust.

     13.3 Evidence. Evidence required of anyone under this Trust may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon reasonably considers pertinent and reliable, and signed, made or represented by the proper party.

     13.4 Waiver of Notice. Any notice required under this Trust may be waived by the person entitled thereto.

     13.5 Counterparts. This Trust may be executed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

     13.6 Governing Laws. This Trust shall be construed and administered according to the laws of the Commonwealth of Massachusetts to the extent that such laws are not preempted by the laws of the United States of America, provided that in the event that an action is brought by the Trustee on behalf of the Trust, the Company shall have the right to determine that such action shall be brought in an appropriate state or federal forum in the State of Illinois or elsewhere as the Company shall deem appropriate, and the Trustee shall follow any direction of the Company to that effect; and provided further, that in the event an action is brought by the Company against the Trustee, the Company shall have the right to determine that such action shall be brought in an appropriate state or federal forum either in the Commonwealth of Massachusetts or in the State of Illinois, subject to any right of the Trustee to remove such action from state court to an appropriate federal court in that state.

     13.7 Successors, Etc. The provisions of this Trust shall be binding on the Company, the Subsidiaries and the Trustee and their successors and on all persons entitled to benefits under the Plan and their respective heirs and legal representatives. Neither the Company nor any Subsidiary shall merge or consolidate with any other corporation or liquidate or dissolve without making suitable arrangements for the fulfillment of all of its obligations under this Trust and the Plan.

     13.8 Service of Legal Process. If the Trustee receives service of summons, subpoena or other legal process of any court with respect to any action relating to the Plan or this Trust, it shall promptly inform the Company of such service and, at the request of the Company, shall provide it with a copy of the document served.

     13.9 Severability. In case any provision of this Trust is held invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining provisions of this Trust and this Trust shall be construed and enforced as if such invalid or illegal provision had never been incorporated in this Trust.

     13.10     Gender and Numbers.  Where the context
admits, words in the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

     13.11 Headings. The headings of Sections of this Trust are for convenience of reference only and shall have no substantive effect on the provisions of this Trust.

     13.12 Action by Company and Subsidiaries. Except as otherwise provided in this Trust, any action required or permitted to be taken by the Company or any Subsidiary under the provisions of this Trust shall be by resolution of its Board of Directors, or by the person or persons authorized by resolution of its Board of Directors or if the Company or Subsidiary has no Board of Directors and is managed by its shareholder or shareholders, then by such shareholder or shareholders.

     13.13 Nonalienation of Benefits. The interests under this Trust of Participants and any other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust to be signed and their seals to be hereunto affixed and attested by their duly authorized representatives, as of the day and year first above written.

                                    AMERITECH CORPORATION


                                    By:______________________________

                                    Title:____________________________
ATTEST:

By:____________________________     STATE STREET BANK AND TRUST
Title:__________________________    COMPANY


                                    By:_______________________________

                                    Title:_____________________________
ATTEST:

By:____________________________
Title:__________________________